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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - MARCH 13, 2000

                             TEXAS UTILITIES COMPANY
                                DOING BUSINESS AS
                                    TXU CORP.

             (Exact name of registrant as specified in its charter)


           TEXAS                      1-12833                     75-2669310

(State or other jurisdiction   (Commission File Number)        (I.R.S. Employer

     of incorporation)                                       Identification No.)

            ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS 75201-3411 (Address of principal executive offices, including zip code)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE - 214-812-4600

                               TXU EUROPE LIMITED
             (Exact name of registrant as specified in its charter)


     ENGLAND AND WALES             333-82307-01                   98-0188080

(State or other jurisdiction   (Commission File Number)        (I.R.S. Employer

 of incorporation)                                           Identification No.)


          THE ADELPHI, 1-11 JOHN ADAM STREET, LONDON, ENGLAND WC2N 6HT (Address of principal executive offices, including zip code)


    REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE - 011-44-207-879-8081


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This Form 8-K is filed separately by Texas Utilities Company, doing business as
TXU Corp. ("TXU"), and its indirect wholly-owned subsidiary, TXU Europe Limited ("TXU Europe"). Information contained herein relating only to TXU is filed solely by TXU. TXU Europe makes no representation as to the information filed solely by TXU.

ITEM 5.   OTHER EVENTS.

TXU and TXU Europe
------------------

          On March 13, 2000, TXU Europe (Espana) S.L., a subsidiary of TXU Europe, announced its intention to make a cash offer to acquire all of the shares of Hidroelectrica del Cantabrico, S.A. ("Hidrocantabrico") that TXU Europe does not currently own. Hidrocantabrico is a vertically integrated Spanish energy company. It is the fourth largest Spanish energy company and is based in the Asturias region in northern Spain. Hidrocantabrico has approximately 520,000 electricity customers and over 115,000 natural gas customers. It also has over 2,100 MW of installed generating capacity with a generation market share of approximately 7%. TXU Europe and Hidrocantabrico also are partners in Synergia Trading, S.A., an equally-owned joint venture which trades energy in the Spanish market.

          The offer is subject to a number of conditions, including, among others, authorization by the CNMV, or Spanish Securities Exchange, in Spain, approval by European Union competition authorities and TXU Europe acquiring sufficient shares such that it would hold at least 51% of Hidrocantabrico after the transaction is completed. The transaction is expected to close in the second quarter of 2000.

          TXU Europe's offer of Euro 21.25 per share values the equity of Hidrocantabrico at Euro 2.4 billion (US$2.3 billion). If the offer becomes unconditional, TXU Europe intends to finance the acquisition through bank borrowings and the issuance of preferred securities to its parent company, TXU International Holdings Limited ("TXU International"). TXU International intends to fund the purchase of the TXU Europe preferred securities through bank borrowings guaranteed by TXU.

TXU
---

          On March 13, 2000, TXU announced that it had entered into an agreement to acquire Fort Bend Communication Companies, Inc. ("FBCC") based in Katy, Texas, near Houston, in a transaction that values the stock of FBCC at approximately US$167 million. FBCC is a privately held company that provides comprehensive communications services in Fort Bend, Harris, Waller and Brazoria counties in Texas. It has 41,000 access lines in its regulated local exchange territory and 4,000 competitive access lines in adjacent areas in and near Houston. FBCC common and preferred stock will be exchanged for approximately US$90 million of TXU common stock and approximately US$77 million in cash, subject to certain adjustments. The transaction is expected to close in the second quarter of 2000.

          Following the closing of the FBCC transaction, TXU expects to facilitate the growth of its communications operations by contributing the assets of TXU Communications Company and FBCC into a joint venture. This transaction, if consummated, would enable TXU to retire debt and repurchase common stock in an aggregate amount of up to US$1 billion.


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Forward-Looking Statements

          This report and other presentations made by TXU or TXU Europe contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Although TXU and TXU Europe each believe that in making any such statement its expectations are based on reasonable assumptions, any such statement involves uncertainties and is qualified in its entirety by reference to factors contained in the Forward-Looking Statements sections of Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in TXU's Annual Report on Form 10-K for the year December 31, 1998 and of Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations in TXU's and TXU Europe's Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 1999, that could cause the actual results of TXU or TXU Europe to differ materially from those projected in such forward-looking statements.

          Any forward-looking statement speaks only as of the date on which such statement is made. Neither TXU nor TXU Europe undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time. It is not possible for TXU or TXU Europe to predict all of such factors, nor can they assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.


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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                                        TEXAS UTILITIES COMPANY,
                                        doing business as TXU CORP.


                                        By: /s/ Jerry W. Pinkerton
                                           -------------------------------------
                                           Name:  Jerry W. Pinkerton
                                           Title: Principal Accounting Officer

Date:    March 14, 2000


                                        TXU EUROPE LIMITED



                                        By: /s/ Howard C. Goodbourn
                                           -------------------------------------
                                           Name:  Howard C. Goodbourn
                                           Title: Principal Accounting Officer

Date:    March 14, 2000


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